UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 3, 2005

PRENTISS PROPERTIES TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	1-14516 (Commission File Number)	75-2661588 (I.R.S. Employer Identification Number)

3890 W. Northwest Hwy. Suite 400 Dallas, Texas		75220
(Address of principal executive offices)		(Zip code)
(214) 654-0886
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☑   Written communications pursuant to Rule 425 under the Securities Act
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Disclosure of Results of Operations and Financial Condition.
Item 3.03. Material Modification to Rights of Security Holders.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Fourth Amendment to Amended/Restated Rights Agreement
First Amendment to Third Amended/Restated Employment Agreement - Michael V. Prentiss
First Amendment to Amended/Restated Employment Agreement of Thomas F. August
Prentiss Change in Control Severance Protection Plan for Key Employees
Prentiss Change in Control Severance Protection Plan for Hourly & Salaried Non-Officer Employees
Option Agreement

Item 1.01. Disclosure of Results of Operations and Financial Condition.
Agreement and Plan of Merger
     On October 3, 2005, Prentiss Properties Trust (“Prentiss”) and our operating partnership, Prentiss Properties Acquisition Partners, L.P. (“Prentiss OP”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brandywine Realty Trust (“Brandywine”) and Brandywine Operating Partnership, L.P. (“Brandywine OP”). The Merger Agreement provides for the merger of Prentiss with a subsidiary of Brandywine, and, immediately following the merger, a merger of Prentiss OP with a subsidiary of Brandywine OP.
     In the merger, each Prentiss common share (a “Prentiss Common Share”) will be converted into the right to receive 0.69 of a Brandywine common share (a “Brandywine Common Share”) and $21.50 in cash, subject to adjustment if a pre-closing cash dividend is paid as described below (the “Per Share Merger Consideration”). Cash will be paid instead of fractional shares. The exchange ratio is not subject to change and there is no “collar” or minimum trading price for the shares of Prentiss or Brandywine. In the merger, each unit of a limited partnership interest in Prentiss OP (“Prentiss OP Units”) will, at the option of the holder, be converted into Prentiss Common Shares with the right to receive the Per Share Merger Consideration or 1.3799 Class A Units of Brandywine OP (“Brandywine Class A Units”), subject to adjustment if the pre-closing cash dividend described below is paid. In addition, each series D preferred share of Prentiss outstanding at closing of the merger will be converted into one newly created Brandywine series E preferred share.
     The total consideration payable in the merger (including the proceeds from the sale of the Prudential Properties described below and excluding transaction and severance expenses that will be incurred in connection with the merger) will be approximately $3.2 billion, consisting of $2.1 billion in cash and assumption of Prentiss debt and approximately 35.5 million Brandywine Common Shares. As of October 3, 2005, (1) 46,328,782 Prentiss common shares were outstanding; (2) 2,823,583 Prentiss common shares were reserved for issuance upon conversion of Prentiss series D preferred shares; and (3) 1,797,479 Prentiss common shares were reserved for issuance upon exchange of Prentiss OP Units held by persons other than Prentiss.
     As part of our merger transaction, Prentiss and Brandywine have entered into agreements with The Prudential Insurance Company of America (“Prudential”) that provide for the acquisition by Prudential (either on the day prior to, or the day of, the closing of the merger) of Prentiss properties that contain approximately 4.32 million net rentable square feet (“Prudential Properties”) for total consideration of approximately $747.7 million. If the Prudential Properties are sold on the day prior to the closing of the merger, then our Board of Trustees would declare a cash dividend that would be payable to holders of Prentiss Common Shares of record on such date and the cash portion of the Per Share Merger Consideration would be reduced by the per share amount of such dividend.
     The table below identifies the Prudential Properties.
Washington, D.C.

Prudential Property	Location	Net Rentable Square Feet
AMS BUILDING	12601 Fair Lakes Circle	263,990
	Fairfax, VA
WILLOW OAKS I-III	8260 & 8280 Willow Oaks Corp Drive	570,076
	Fairfax, VA
Total		834,066
Southern California

Prudential Property	Location	Net Rentable Square Feet
PLAZA I	Palomar Oaks Way	43,389
	Carlsbad, CA
PLAZA II	Palomar Oaks Way	45,645
	Carlsbad, CA

Prudential Property	Location	Net Rentable Square Feet
LA INDUSTRIAL	Torrance, CA	1,252,708
DEL MAR GATEWAY	11988 El Camino Real	163,969
	San Diego, CA
EXECUTIVE CENTER DEL MAR	El Camino Real	113,102
	San Diego, CA
HIGH BLUFF RIDGE AT DEL MAR	High Bluff Drive	157,859
	Del Mar, CA
CARLSBAD PACIFICA	5050 Avinida Encinas	49,080
	Carlsbad, CA
CARLSBAD I	701 & 703 Palomar Airport Road	48,850
	Carlsbad, CA
CARLSBAD II	701 & 703 Palomar Airport Road	41,285
	Carlsbad, CA
CARLSBAD III	701 & 703 Palomar Airport Road	39,862
	Carlsbad, CA
CAMPUS OFFICE	La Place Court	45,173
	Carlsbad, CA
CAMPUS INDUSTRIAL	La Place Court	112,713
	Carlsbad, CA
DEL CAMPO	16868 Via del Campo Court	86,952
	Rancho Bernardo, CA
PACIFIC CORPORATE CENTER	5993 Avenida Encinas	68,177
	Carlsbad, CA
Total		2,268,762
Northern California

Prudential Property	Location	Net Rentable Square Feet
LAKE MERRIT TOWER	Lake Merritt Tower I	204,277
	Oakland, CA
5500 GREAT AMERICA PARKWAY	5500 Great America Parkway	219,721
	Santa Clara, CA
5480 GREAT AMERICA PARKWAY	5480 Great America Parkway	87,329
	Santa Clara, CA
Total		511,327
Denver

Prudential Property	Location	Net Rentable Square Feet
HIGHLAND COURT	9000 East Nichols	92,866
	Engelwood, CO
PACIFICARE	6455 South Yosemite St.	198,365
	Engelwood, CO

Prudential Property	Location	Net Rentable Square Feet
CARRARA PL	6200 South Syracuse Way	234,222
	Engelwood, CO
ORCHARD I&II	Greenwood Plaza Blvd	105,779
	Engelwood, CO
PANORAMA	9200 East Mineral Avenue	79,175
	Engelwood, CO
Total		710,407
Land

Prudential Property	Location	Buildable Square Feet
GATEWAY AT TORREY HILLS	Adjacent to 5500 Great	200,000
	America Parkway
	San Diego, CA
GREAT AMERICAN PARKWAY	Located in Del Mar Heights	230,000
	Santa Clara, CA
Total		430,000
Total Square Feet
Total		4,754,562
     Brandywine’s agreement with Prudential includes a limited right of Prudential to change the composition of the portfolio of Prentiss properties that it will purchase at the closing.
     The exchange of Prentiss Common Shares in the merger will be a taxable transaction for U.S. federal income tax purposes.
     Upon completion of the merger, Michael V. Prentiss, Chairman of our Board of Trustees, and Thomas F. August, President, Chief Executive Officer and a trustee of Prentiss, will become trustees of Brandywine. We anticipate that each of Messrs. Prentiss and August will provide transitional and consulting services to Brandywine following the merger. In addition, Brandywine has agreed to nominate each of Messrs. Prentiss and August for election to its board at each of it annual shareholders meetings in 2006 and 2007.
     Messrs. Prentiss and August, who collectively own approximately 4.5% of the outstanding Prentiss Common Shares, have entered into voting agreements with Brandywine pursuant to which they have agreed to vote their Prentiss Common Shares in favor of the merger.
     Completion of the merger is subject to customary closing conditions, including, but not limited to, the approval of the merger by the shareholders of Brandywine and Prentiss. The Merger Agreement contains customary termination rights for both Brandywine and Prentiss and provides that upon termination of the agreement in certain circumstances, Prentiss or Brandywine would be required to pay liquidated damages.
Amendments of Employment Agreements
     Contemporaneously with entering into the Merger Agreement, we amended the employment agreements of Michael V. Prentiss and Thomas F. August, to clarify the benefits Messrs. Prentiss and August will be eligible to receive under each of their respective employment agreements during the three year period after termination of their employment and following a change of control, including use of staff, access to benefits, use of office space, reimbursement for club dues and usage and reimbursement rates for the use of our airplane. In addition to clarifying the terms of Mr. Prentiss’ employment agreement, in the amendment we granted Mr. Prentiss an option to purchase all of our rights related to our contract with FlexJet for use of a corporate jet. The option is exercisable at the end of the three year period after his termination following a change in control. The closing is conditioned upon Mr. Prentiss’ payment of the $100,000 exercise price and the consent of FlexJet, if necessary, for the transfer of our contract with them.

Severance Plan
     On October 3, 2005, we entered into two separate change of control severance protection plans, one with our hourly and salaried non-officer employees and the other with our key employees.
     The Change of Control Severance Protection Plan for Key Employees relates to our Chief Financial Officer, any Regional Managing Director, Senior Vice President and any other of our other officers and excludes certain officers specified in the plan. Upon an officer being terminated by Prentiss for any reason other than cause or termination by the officer for good reason within one year or two years, depending on the type of officer, after a “change in control” (as defined in the severance plan), severance benefits will be provided to such officer in an amount equal to the sum of such officer’s salary and such officer’s 2004 annual bonus multiplied by the appropriate multiple which is 2 for our Regional Managing Directors and our Chief Financial Officer and 1.5 for our Senior Vice Presidents. Our other officers would receive an amount equal to the greater of (1) the sum of such officer’s salary and such officer’s 2004 annual bonus or (2) the product of one-twelfth of such officer’s base salary and the number of years such officer had been employed with us prior to such termination. Such terminated employee would be entitled to a continuation of benefits (medical, health, dental, prescription drug benefits, life insurance, long-term disability) for the period ranging from one year to two years.
     All severance benefits will be net of any Federal and/or State taxes imposed in excess of, or in addition to, general income taxes, e.g., excise taxes, golden parachute taxes, etc. (collectively the “Excess Taxes”). In this respect, any officers entitled to severance benefits will receive a “gross-up” payment calculated to pay the Excess Taxes (and excise taxes and income taxes on the gross-up) so that the participant receives the same net level of benefit he or she would have received without the imposition of the Excess Taxes (or the income and excise taxes imposed upon the gross up payment).
     The Change in Control Severance Protection Plan for Hourly and Salaried Non-Officer Employees relates to all hourly and non-officer salaried employees who have been employed by us for at least one year on the occurrence of a change of control. Upon the termination of a non-officer employee for any reason other than cause or termination by such employee for good reason within six months of a Change of Control, severance benefits will be provided to such terminated employee in an amount equal to one month of compensation for each full and partial year of employment with a minimum of three months of compensation, provided that property level employees will who are terminated in connection with property dispositions or exchanges in the ordinary course of business will not be entitled to these benefits. Such terminated employee would be entitled to a continuation of benefits (medical, health, dental, prescription drug benefits, life insurance, long-term disability) for the period of severance benefits.
Bonus Pool
     In connection with the mergers, our compensation committee created a bonus pool of up to $10 million to provide incentives to our employees (other than the Chief Executive Officer) during the pendency of the mergers. Of the total bonus pool, $8 million has been allocated to certain of our executive officers, payable upon closing of the mergers if such officers are employed by Prentiss at the time of closing. Of the $8 million allocated, the following amounts have been allocated to each of the following executive officers:

Name and Principal Position	Bonus Pool Allocation
Michael V. Prentiss	$6,000,000
Chairman of the Board

Michael A. Ernst	$350,000
Executive Vice President and Chief Financial Officer

     The remaining portion of the bonus pool will be allocated by our Chief Executive Officer with the advice and consent of our compensation committee
2005 Annual Incentive Plan Awards
     Because our projected performance for 2005 will be no less than that in 2004 and the components of Prentiss’ 2005 Annual Incentive Plan for establishing the amount reserved for the employees and officers will be unachievable in light of, among other things, the sales of the our properties in the Midwest Region and the special charges against earnings for defeasance and loan prepayment penalties, our compensation committee has established a bonus pool under Prentiss’ 2005 Annual Incentive Plan of $3.1 million. Of this total amount, the compensation committee allocated $275,000 as payable to Michael V. Prentiss and $300,000 as payable to Thomas F. August. Michael V. Prentiss and Thomas F. August will determine the recipients and amounts of the remaining balance of the bonus pool payable under the 2005 Annual Incentive Plan to the other participants prior to the consummation of the merger.
     Our compensation committee fixed 180,000 shares of restricted stock under the Prentiss 2005 Annual Incentive Plan for grant prior to the consummation of the merger, 20,000 of which will be issued to Michael V. Prentiss, and 46,000 of which will be issued to Thomas F. August. The remaining 114,000 restricted shares will be issued to other participants in an amount to be determined by Thomas F. August prior to the consummation of the merger.
Item 3.03. Material Modification to Rights of Security Holders.
     In connection with the Merger Agreement, we executed an amendment (the “Amendment”) to the Amended and Restated Rights Agreement between Prentiss and Computershare Shareholder Services, Inc., as rights agent, dated as of January 22, 2002 (the “Rights Agreement”), in order to make the Rights Agreement inapplicable to the merger and the voting agreements related thereto. The Amendment provides, among other matters, that (1) none of Brandywine, Brandywine’s affiliates or the parties to any voting agreement would become an “Acquiring Person” (as defined in the Rights Agreement), (2) no “11(a)(ii) Event” (as defined in the Rights Agreement) would be deemed to have occurred and (3) no rights will separate from the Prentiss Common Shares, in each case solely as a result of the execution of, and/or the consummation of the transactions contemplated by, the Merger Agreement and the voting agreements.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto, and is incorporated into this report by reference.
Cautionary Statements
     The description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the other agreements that we have attached to this Form 8-K as exhibits. Except for their status as contractual documents that establish and govern the legal relations among the parties with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Prentiss’ public disclosures.

Additional Information about the Merger and Where to Find It
     In connection with the proposed transaction, Brandywine and Prentiss will file a joint proxy statement/prospectus as part of a registration statement on Form S-4 and other documents regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about Brandywine and Prentiss and the proposed merger. A definitive proxy statement/prospectus will be sent to shareholders of Brandywine and Prentiss seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other documents filed by Brandywine and Prentiss with the SEC at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus and other relevant documents may also be obtained, when available, free of cost by directing a request to Brandywine Realty Trust, 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Attention Investor Relations, (telephone 610-325-5600) or Prentiss Properties Trust, 3890 W. Northwest Highway, Suite 400, Dallas, Texas 75220, Attention: Investor Relations (telephone 214-654-0886). Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.
     Brandywine and Prentiss and their respective trustees and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Brandywine and Prentiss in connection with the merger. Information about Brandywine and its trustees and executive officers, and their ownership of Brandywine securities, is set forth in the proxy statement for Brandywine’s 2005 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2005. Information about Prentiss and its trustees and executive officers, and their ownership of Prentiss securities, is set forth in the proxy statement for the 2005 Annual Meeting of Shareholders of Prentiss, which was filed with the SEC on April 5, 2005. Additional information regarding the interests of those persons may be obtained by reading the joint proxy statement/prospectus when it becomes available.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 3, 2005, by and among Prentiss, Prentiss OP, Brandywine, Brandywine OP, Brandywine Cognac I, LLC and Brandywine Cognac II, LLC (incorporated by reference to Exhibit 2.1 of Brandywine’s Current Report on Form 8-K filed on October 4, 2005).

4.1*	Fourth Amendment to the Amended and Restated Rights Agreement, dated October 3, 2005, between Prentiss and Computershare Shareholder Services, Inc.

10.1	Master Agreement, dated as of October 3, 2005, by and between Brandywine OP and Prudential (incorporated by reference to Exhibit 10.4 of Brandywine’s Current Report on Form 8-K filed on October 4, 2005).

10.2	Asset Purchase Agreement, dated as of October 3, 2005, between Prentiss and Prudential (incorporated by reference to Exhibit 10.5 of Brandywine’s Current Report on Form 8-K filed on October 4, 2005).

Exhibit No.	Description
10.3	Registration Rights Agreement, dated October 3, by and between Brandywine, Brandyine OP and Michael V. Prentiss (incorporated by reference to Exhibit 10.6 of Brandywine’s Current Report on Form 8-K filed on October 4, 2005).

10.4	Voting Agreement, dated as of October 3, 2005, by and among Brandywine, Brandywine OP and Michael V. Prentiss (incorporated by reference to Exhibit 10.2 of Brandywine’s Current Report on Form 8-K filed on October 4, 2005).

10.5	Voting Agreement, dated as of October 3, 2005, by and among Brandywine, Brandywine OP and Thomas F. August (incorporated by reference to Exhibit 10.3 of Brandywine’s Current Report on Form 8-K filed on October 4, 2005).

10.6*	First Amendment to Third Amended and Restated Employment Agreement of Michael V. Prentiss, dated October 3, 2005.

10.7*	First Amendment to Amended and Restated Employment Agreement of Thomas F. August, dated October 3, 2005.

10.8*	Prentiss Change in Control Severance Protection Plan for Key Employees.

10.9*	Prentiss Change in Control Severance Protection Plan for Hourly and Salaried Non-Officer Employees.

10.10*	Option Agreement, dated October 3, 2005, by and between Michael V. Prentiss and Prentiss Properties Continental, L.L.C.

99.3	Joint press release of Brandywine and Prentiss, dated October 3, 2005, announcing the execution of the Merger Agreement (incorporated by reference to Exhibit 99.2 of Brandywine’s Current Report on Form 8-K filed on October 4, 2005).

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRENTISS PROPERTIES TRUST
Date: October 4, 2005	By:	/s/ THOMAS F. AUGUST
Thomas F. August
President and CEO

Date: October 4, 2005	By:	/s/ GREGORY S. IMHOFF
Gregory S. Imhoff
Senior Vice President, General Counsel and Secretary